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

As filed with the Securities and Exchange Commission on April 19, 2002                                    Registration No. 333-
--------------------------------------------------------------------------------------------------------------------------------

                                                           UNITED STATES
                                                 SECURITIES AND EXCHANGE COMMISSION
                                                       Washington, D.C. 20549
                                                   -----------------------------

                                                              FORM S-8
                                      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                                   -----------------------------
                                                     COVER-ALL TECHNOLOGIES INC.
                                       (Exact name of registrant as specified in its charter)

                                                        18-01 POLLITT DRIVE
              DELAWARE                              FAIR LAWN, NEW JERSEY 07410                           13-2698053
   (State or other jurisdiction of                         (201) 794-4800                              (I.R.S. Employer
   incorporation or organization)           (Address, including zip code, and telephone             Identification Number)
                                            number, including area code, of Registrant's
                                                    principal executive offices)
                                                   -----------------------------

                                            1995 EMPLOYEE STOCK OPTION PLAN, AS AMENDED
                                                     (Full title of the plan)
                                                   -----------------------------
                                                                                                           Copy to:
                        John Roblin                                                                 Leonard Gubar, Esq.
           President and Chief Executive Officer                                                     Piper Rudnick LLP
                Cover-All Technologies Inc.                                                     1251 Avenue of the Americas
                    18-01 Pollitt Drive                                                          New York, New York 10020
                Fair Lawn, New Jersey 07410                                                           (212) 835-6000
                      (201) 794-4800
 (Name, address, including zip code, and telephone number,
        including area code, of agent for service)

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                                               -------------------------------
                                               CALCULATION OF REGISTRATION FEE
======================= ================= ================================= ========================== ===================
Title of securities      Amount to be      Proposed maximum offering         Proposed maximum           Amount of
to be registered         registered (1)    price per share                   aggregate offering price   registration fee
----------------------- ----------------- --------------------------------- -------------------------- -------------------
Common Stock, $0.01
par value..........      1,814,000 (2)               $0.31 (3)                    $  562,340 (3)           $51.74 (3)
----------------------- ----------------- --------------------------------- -------------------------- -------------------
Common Stock, $0.01
par value..........      1,186,000 (2)               $0.38 (4)                    $  450,680               $41.46 (4)
----------------------- ----------------- --------------------------------- -------------------------- -------------------
Total..............      3,000,000 (2)                ----                        $1,013,020               $93.20
======================= ================= ================================= ========================== ===================
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(1)  An aggregate of 5,000,000 shares of common stock, $0.01 par value per share
     (the "Common Stock"), of Cover-All Technologies Inc. (the "Company") may be
     offered or issued  pursuant to 1995 Employee  Stock Option Plan, as amended
     (the  "Plan"),  1,400,000 of which were  previously  registered on Form S-8
     (File No. 333-44119),  600,000 of which were previously  registered on Form
     S-8 (File No. 333-02567) and 3,000,000 of which are registered on this Form
     S-8.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the bid and ask prices of the Common Stock reported on the OTC Bulletin Board on April 17, 2002. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

(4) The proposed maximum offering price per share was calculated pursuant to Rule 457(h) under the Securities Act based upon the average exercise price at which such options to purchase shares of Common Stock under the Plan may be exercised. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

--------------------------------------------------------------------------------
IN ACCORDANCE WITH THE PROVISIONS OF RULE 462 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE REGRISTATION STATEMENT WILL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION.

                           INCORPORATION BY REFERENCE

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by Cover-All Technologies Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") (File No. 333-44119), with respect to securities offered pursuant to the Company's 1995 Employee Stock Option Plan, as amended, are hereby incorporated by reference.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


                            EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
4.1         1995 Employee  Stock Option Plan, as amended [(incorporated  by reference to the Company's Schedule 14A, Definitive Proxy Statement, filed with the Commission on May 22, 2000 (File No. 001-13124)]

5.0 Opinion of Piper Rudnick LLP, counsel for the Registrant, regarding the legal validity of the shares of common stock being registered for issuance under the Plan (filed herewith)

23.1        Consent of Counsel (contained in Exhibit 5.0)

23.2        Consent of Independent Certified Public Accountants (filed herewith)

24.0        Power of Attorney (included on Signature Page)

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fair Lawn, State of New Jersey, on the 19th day of April, 2002.


                                              COVER-ALL TECHNOLOGIES INC.


                                              By: /s/ John Roblin
                                                 ------------------------------
                                                 John Roblin
                                                 Chairman, President and Chief
                                                 Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints John Roblin and Ann F. Massey, or either of them, as his true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him in his name, place and stead, to sign in any and all capacities any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated:

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               SIGNATURES                                    TITLE                           DATE
               ----------                                    -----                           ----

/s/ John Roblin                              Chairman of the Board, President and        April 19, 2002
------------------------------------         Chief Executive Officer
John Roblin                                  (Principal Executive Officer)

/s/ Ann F. Massey                            Chief Financial Officer, Controller and     April 19, 2002
------------------------------------         Secretary (Principal Financial Officer
Ann F. Massey                                and Principal Accounting Officer)

/s/ Russell Cleveland                        Director                                    April 19, 2002
------------------------------------
Russell Cleveland

/s/ Earl Gallegos                            Director                                    April 19, 2002
------------------------------------
Earl Gallegos

/s/ Mark D. Johnston                         Director                                    April 19, 2002
------------------------------------
Mark D. Johnston

/s/ Robert A. Marshall                       Director                                    April 19, 2002
------------------------------------
Robert A. Marshall
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